Exhibit 99.1

Press Release

MagnaChip Reports First Quarter 2011 Financial Results

•	Revenue of $188 Million up Sequentially and Year-over-Year
•	Power Solutions Revenue Grew 126% over Q1 2010
•	Net Income $22 Million or $0.57 per diluted share

SEOUL, South Korea and CUPERTINO, Calif., April 27, 2011 -- MagnaChip Semiconductor Corporation (NYSE: MX) today announced financial results for the first quarter ended March 31, 2011.

Revenue for the first quarter of 2011 was $187.9 million, a 4.7% increase compared to $179.5 million for the first quarter of 2010, and a 0.6% increase compared to $186.8 million for the fourth quarter of 2010.

Gross profit was $56.5 million or 30.1%, as a percent of revenue, for the first quarter of 2011. This compares to gross profit of $49.4 million or 27.5% for the first quarter of 2010 and $60.4 million or 32.3% for the fourth quarter of 2010.

“I am very pleased with our performance in what is typically a seasonally down quarter for MagnaChip and the industry,” said Sang Park, MagnaChip’s Chairman and Chief Executive Officer. “Our Power Solutions business segment grew 11 percent sequentially and more than doubled over the same period last year. Our foundry business was down less than expected for this seasonally weaker quarter and our Display Solutions segment was up for the quarter. All indications point to 2011 being another solid year for growth in revenue and margin expansion for MagnaChip.”

Net income, on a GAAP basis, for the first quarter of 2011 totaled $22.5 million or $0.57 per diluted share. This compares to net income of $31.1 million or $0.81 per diluted share for the first quarter of 2010 and net income of $12.3 million or $0.31 per diluted share for the fourth quarter of 2010.

Adjusted net income, a non-GAAP measurement, for the first quarter of 2011 totaled $15.7 million or $0.40 per diluted share compared to $19.9 million or $0.52 per diluted share for the first quarter of 2010 and $17.4 million or $0.44 per diluted share for the fourth quarter of 2010.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a more meaningful understanding of the factors and trends affecting MagnaChip Semiconductor Corporation’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP.

Combined cash balances (cash and cash equivalents plus short-term investments) totaled $194.2 million at the end of the first quarter of 2011, an increase of $22.0 million from the end of the prior quarter. Cash provided from operations totaled approximately $19.2 million for the first quarter of 2011.

Revenue by Segment

In thousands of US dollars	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Semiconductor Manufacturing Services	$92,266	$97,261	$93,201
Display Solutions	74,464	70,581	76,730
Power Solutions	20,412	18,398	9,034
Other	779	532	520
Total Revenue	$187,921	$186,772	$179,485

First Quarter and Recent Company Highlights

•	Successfully completed our initial public offering and listing on the New York Stock Exchange on March 11, 2011.

•	Signed a wafer foundry agreement with a major US provider of microcontroller and touch solutions.

•	Launched a US-based power solutions design center in Cupertino, California, to expand our technology offerings.

•	Introduced a cost-competitive copper wire bonding solution for foundry customers.

Business Outlook

For the second quarter of 2011, the company expects:

•	Revenue to increase 5% to 9% on a sequential basis.

•	Gross profit, as a percent of revenue, to increase 1.5% to 3.0% quarter-over-quarter.

Non-GAAP Metrics

Adjusted EBITDA excludes charges related to depreciation and amortization, interest expense, income tax expense (benefit), restructuring and impairment activities, inventory step-up, equity-based compensation, foreign currency (gain) loss, derivative valuation (gain) loss and special expense for the IPO employee incentive payment. Adjusted net income (loss) excludes charges related to restructuring and impairment, inventory step-up, equity-based compensation, amortization of intangible assets associated with continuing operations, foreign currency (gain) loss, derivative valuation (gain) loss and special expense for the IPO employee incentive payment. A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip Semiconductor Corporation is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip Semiconductor believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip Semiconductor’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip Semiconductor Corporation’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our ability to capitalize on improving market dynamics and future operating and financial performance including second quarter 2011 revenue and gross profit. All forward-looking statements included in this release are based upon information available to MagnaChip Semiconductor as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip Semiconductor Corporation’s filings with the SEC, including our Form 10-K filed on March 18, 2011 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip Semiconductor Corporation assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. 408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-3-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Net sales	$187,921	$186,772	$179,485
Cost of sales	131,447	126,421	130,127

Gross profit	56,474	60,351	49,358

Gross profit %	30.1%	32.3%	27.5%

Selling, general and administrative expenses	15,401	16,566	17,908
Research and development expenses	18,498	19,331	20,531
Restructuring and impairment charges	—	958	336
Special expense for IPO incentive	12,146	—	—

Operating income	10,429	23,496	10,583

Other income (expense)
Interest expense, net	(7,111)	(6,981)	(2,049)
Foreign currency gain (loss), net	21,359	(19)	21,616
Other	166	(16)	(52)

	14,414	(7,016)	19,515

Income before income taxes	24,843	16,480	30,098

Income tax expense (benefits)	2,375	4,209	(1,003)

Net income	$22,468	$12,271	$31,101

Earnings per common share :
- Basic	$0.59	$0.32	$0.82
- Diluted	$0.57	$0.31	$0.81

Weighted average number of shares—Basic	38,332,750	37,898,912	37,805,445
Weighted average number of shares—Diluted	39,570,522	39,269,465	38,441,991

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
Net income	$22,468	$12,271	$31,101
Adjustments:

Depreciation and amortization	13,903	14,063	15,477
Interest expense, net	7,111	6,981	2,049
Income tax expense	2,375	4,209	(1,003)
Restructuring and impairment charges	—	958	336
Inventory step-up	—	—	867
Equity-based compensation expense	641	1,167	1,473
Foreign currency (gain) loss, net	(21,359)	19	(21,616)
Derivative valuation (gain) loss, net	(158)	16	57
Special expense for IPO incentive	12,146	—	—

Adjusted EBITDA	$37,127	$39,684	$28,741

Adjusted EBITDA per common share:
- Basic	$0.97	1.05	0.76
- Diluted	$0.94	1.01	0.75

Net income	$22,468	$12,271	$31,101
Adjustments:
Restructuring and impairment charges	—	958	336
Inventory step-up	—	—	867
Equity based compensation expense	641	1,167	1,473
Amortization of intangibles	1,990	2,937	7,697
Foreign currency (gain) loss, net	(21,359)	19	(21,616)
Derivative valuation (gain) loss, net	(158)	16	57
Special expense for IPO incentive	12,146	—	—

Adjusted net income	$15,728	$17,368	$19,915

Adjusted net income per common share:
- Basic	$0.41	$0.46	$0.53
- Diluted	$0.40	$0.44	$0.52

We define Adjusted EBITDA as net income adjusted to exclude (i) depreciation and amortization (ii) interest expense, net, (iii) income tax expense, (iv) restructuring and impairment charges, (v) the increase in cost of sales resulting from the fresh-start accounting inventory step-up, (vi) equity-based compensation expense, (vii) foreign currency (gain) loss, net, (viii) derivative valuation (gain) loss, net and (ix) special expense for IPO incentive.

We present Adjusted Net Income as a further supplemental measure of our performance. We prepare Adjusted Net Income by adjusting net income to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income as net income adjusted to exclude (i) restructuring and impairment charges, (ii) the increase in cost of sales resulting from the fresh-start accounting inventory step-up, (iii) equity-based compensation expense, (iv) amortization of intangibles, (v) foreign currency gain (loss), net, (vi) derivative valuation gain (loss), net and (vii) special expense for IPO incentive.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	March 31, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$194,179	$172,172
Accounts receivable, net	131,020	119,054
Inventories, net	73,879	68,435
Other receivables	4,006	2,919
Prepaid expenses	11,082	8,207
Other current assets	9,937	18,920

Total current assets	424,103	389,707

Property, plant and equipment, net	179,240	179,012
Intangible assets, net	26,154	27,538
Long-term prepaid expenses	7,456	8,235
Other non-current assets	21,357	21,252

Total assets	$658,310	$625,744

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$74,040	$58,264
Other accounts payable	10,869	14,645
Accrued expenses	43,710	32,635
Current portion of capital lease obligation	5,850	5,557
Other current liabilities	3,932	5,048

Total current liabilities	138,401	116,149

Long-term borrowings	246,952	246,882
Obligation under capital lease	1,665	3,105
Accrued severance benefits, net	91,503	87,778
Other non-current liabilities	7,902	8,979

Total liabilities	486,423	462,893

Commitments and contingencies

Stockholder’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 39,356,749 and 38,401,985 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	394	384
Additional paid-in capital	97,812	95,585
Retained earnings	94,625	72,157
Accumulated other comprehensive loss	(20,944)	(5,275)

Total stockholders’ equity	171,887	162,851

Total liabilities and stockholders’ equity	$658,310	$625,744

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended
	March 31, 2011	March 31, 2010
Cash flows from operating activities
Net income	$22,468	$31,101
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	13,903	15,477
Provision for severance benefits	2,854	3,166
Amortization of debt issuance costs	246	25
Gain on foreign currency translation, net	(23,684)	(23,478)
Gain on disposal of property, plant and equipment, net	—	(9)
Loss on disposal of intangible assets, net	4	2
Restructuring and impairment charges	—	336
Stock-based compensation	641	1,473
Cash used for reorganization items	—	1,579
Other	549	393
Changes in operating assets and liabilities
Accounts receivable	(9,250)	(29,684)
Inventories	(3,467)	7,206
Other receivables	(1,041)	(1,238)
Other current assets	(1,449)	(3,659)
Deferred tax assets	548	264
Accounts payable	14,289	18,088
Other accounts payable	(1,348)	(1,612)
Accrued expenses	7,153	3,196
Other current liabilities	(1,518)	(2,107)
Long term other payable	184	(2,136)
Payment of severance benefits	(1,610)	(1,092)
Other	(256)	(788)

Net cash provided by operating activities before reorganization items	19,216	16,503

Cash used for reorganization items	—	(1,579)

Net cash provided by operating activities	19,216	14,924

Cash flows from investing activities
Proceeds from disposal of plant, property and equipment	—	4
Purchase of plant, property and equipment	(6,779)	(891)
Payment for intellectual property registration	(165)	(152)
Decrease in short-term financial instruments	—	329
Collection of guarantee deposits	979	972
Payment of guarantee deposits	(1,004)	(56)
Other	(44)	33

Net cash provided by (used in) investing activities	(7,013)	239

Cash flows from financing activities
Proceeds from issuance of common stock	11,425	—
Repayment of current portion of long-term debt	—	(154)
Repayment of obligation under capital lease	(1,562)

Net cash provided by (used in) financing activities	9,863	(154)
Effect of exchange rates on cash and cash equivalents	(59)	2,754

Net increase in cash and cash equivalents	22,007	17,763

Cash and cash equivalents
Beginning of the period	172,172	64,925

End of the period	$194,179	$82,688